Exhibit 99.1

@Road/MDSI Roadshow April 2004

ADDITIONAL INFORMATION AND WHERE TO FIND IT MDSI plans to distribute a management proxy circular to its shareholders containing information about the combination. Investors and security holders are urged to read the circular carefully when it is available. The circular will contain important information about @Road, MDSI, the combination, the persons soliciting proxies relating to the combination, their interests in the combination, and related matters. The circular will be available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com. @Road files annual, quarterly and special reports, proxy statements and other information with the SEC. MDSI files annual and quarterly financial statements, annual reports, annual information forms, management proxy circulars and other documents and information with the Canadian Securities Administrators in Canada and annual and special reports with the SEC. You may read and copy any reports, statements or other information filed with the SEC by @Road or MDSI at the SEC Public Reference Rooms at 450 Fifth Street NW, Washington, DC 20549 or at any of the SEC's other public reference rooms in New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. @Road filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov. MDSI's filings with the Canadian Securities Administrators are available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com. Additional Information

This presentation includes forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward- looking statements. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 12, 2004, and in its other filings with the Securities and Exchange Commission. Safe Harbor Statement

Company Overviews Sells a Service Mobile Resource Management Improves Mobile Worker Productivity Managing & Messaging Year Founded: 1996 Subscribers: 125,000 (12/31/03) 2003 Revenues: $63 MM Headquarters: Fremont, CA Employees: 325 Sells Software Mobile Workforce Management Improves Mobile Worker Productivity Scheduling & Dispatch Year Founded: 1993 Seats: 80,000 (12/31/03) 2003 Revenues: $47 MM Headquarters: Richmond, BC Employees: 330

Transaction Summary Transaction Structure: Fixed exchange ratio and exchangeable shares Consideration: 0.75 @Road shares or $9.00 Election Feature: Shareholders may select all stock or cash FD Ownership Split: 92% @Road/ 8% MDSI (assumes 75% stock and 25% cash election) Accretion: Neutral in 2005 and Accretive Thereafter (GAAP basis) Closing Conditions: MDSI Shareholder Vote & Regulatory Approvals Targeted Closing Date: Early Q3 2004

Mobile Resource Management: Mobile Workers Mobile Workers' Work manages manages Complete Workforce Management Solution

Benefits of the Acquisition Customers Looking for Integrated MRM Solutions Want a comprehensive solution from a single supplier Strengthen @Road Leadership Position in MRM Drive New Revenue from Complementary MRM Solutions: Manage the Mobile Worker Manage the Mobile Worker's Work Entry into International Markets Cross-Sell Each Other's Customers Multiple Sources of Revenue

Integrated Mobile Resource Management

Integrated Mobile Resource Management

Integrated Mobile Resource Management

Integrated Mobile Resource Management The Future: Planning & Scheduling The Present: Dispatching & Reacting The Past: Evaluating & Accounting The Worker: The Work: Mobile Resources Jobs & Tasks @Road Mobile worker productivity is maximized when the worker is dispatched optimally managed dynamically, and monitored closely

MDSI Overview

MDSI: Outstanding Customers

Utility

- Transco
  9,000 users
- British Gas Service
  6,000 users
- Consumers Energy
  2,000-plus users
- Meralco
  Philippines
- KeySpan
  #1 gas distributor in Northeast U.S.
- Yorkshire Water
  United Kingdom

Telco

- Telkom South Africa
  #1 South Africa telco
- Belgacom
  #1 Belgian telco
- Eircom
  # 1 Irish telco
- TDC Tele Danmark
  # 1 Danish telco

Cable/Broadband

- Cox Communications
- Videotron
- Rogers Cablesystems

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD® MOBILE RESOURCE MANAGEMENT

MDSI Applications Plan Capacity Commit Resources Assign Work Dispatch Work Capture Results Monitor Progress Measure Performance Real-time workflow management software

Wireless Enablement Work Progress Tracking Street Level Routing, Vehicle Tracking Decision Support Scheduling Dispatch Management Order Management Mobile Workforce Advantex Compose configuration tools Work Orders Work Results Work Results Assignments Enterprise Applications Technician Workflow MDSI Mobile Workforce Solution

23 million mobile workers 50 million mobile workers 27 million mobile workers Source: IDC (2002) and Company estimates Large, Under-Penetrated Target Markets North America Middle East Europe Australia Asia Africa MDSI Presence

MDSI Summary Sells sophisticated suite of software Mobile Workforce Management Manages the mobile worker's work Critical part of an integrated MRM solution Excellent penetration into key vertical markets 100 customers; 80,000 seat licenses International presence MDSI allows @Road to offer a complete, integrated suite of Mobile Resource Management Solutions

The Combined Company A Leadership Position in Mobile Resource Management Complete work and worker solutions Superior Operating Model Approaching $125MM in combined revenues Multiple revenue streams (55% subscriptions, 20% licensing, 15% platform, 10% professional services) Strong balance sheet: about $100 MM in cash and no debt International Company North America, Europe, Middle East, Africa, Asia/Pacific Dramatically expanded addressable market

Integration Plan & Timing When the Deal Closes... Integration will be ready to commence Integration Committee established Revenue Synergies Access to MDSI channels Cross-selling opportunities Expanded service and product lines Cost Synergies R&D rationalization SG&A redundancies Closing expected early Q3

Multiple Revenue Streams Revenues: ARDI MDSI Combined Subscription 80% 55% Platform 20% 15% Licensing/Services 65% 20% Maintenance 35% 10% Percent of Total 67% 33% 100% [update]

$1 billion per year in recurring service revenue • Further penetrate vertical markets in which we have or are developing leading reference customers • Create new value-added services for our customers • Expand our services internationally • Acquire complementary businesses and technologies Strategic Direction

Mobile Resource Management